CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Sourcefire, Inc. of our reports dated February 28, 2013, with respect to the consolidated financial statements of Sourcefire, Inc. and the effectiveness of internal control over financial reporting of Sourcefire, Inc. included in this Annual Report (Form 10-K) of Sourcefire, Inc. for the year ended December 31, 2012.
Registration Statements on Form S-8

Name	Registration Number	Date Filed
Sourcefire, Inc. 2007 Stock Incentive Plan	333-181130	May 3, 2012

Sourcefire, Inc. 2007 Stock Incentive Plan	333-173989	May 6, 2011

Sourcefire, Inc. 2007 Stock Incentive Plan	333-166580	May 6, 2010
Sourcefire, Inc. 2007 Stock Incentive Plan	333-159108	May 11, 2009

Sourcefire, Inc. 2007 Employee Stock Purchase Plan	333-148503	January 7, 2008

Sourcefire, Inc. 2002 Stock Incentive Plan and the Sourcefire, Inc. 2007 Stock Incentive Plan	333-141396	March 19, 2007

/s/ Ernst & Young LLP
February 28, 2013
Baltimore, Maryland